LAFAYETTE INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (Unaudited)

                                                                     Nine Months Ended              Three Months Ended
                                                                        September 30                   September 30
                                                                  1996             1995             1996             1995
PRIMARY EARNINGS:
        Earnings (loss) from continuing operations            $(1,830,473)     $   524,958      $  (557,900)     $   241,709
        Earnings (loss) from discontinued operations             (362,263          320,657           36,022          195,459
                                                              -----------      -----------      -----------      -----------
                                                              $(2,192,736)     $   845,615      $  (521,878)     $   437,168
                                                              -----------      -----------      -----------      -----------


SHARES:
        Weighted average number of common shares
                outstanding                                     3,593,571        2,178,288        3,862,143        2,532,500

        Weighted average number of common shares
                treated as held in escrow and canceled
                subsequent to March 31, 1996                           --         (982,500)              --         (982,500)

        Assuming conversion of stock options and warrants              --          327,289               --          109,273
                                                              -----------      -----------      -----------      -----------
                                                                3,593,571        1,523,077        3,862,143        1,659,273
                                                              -----------      -----------      -----------      -----------

EARNINGS (LOSS) PER COMMON SHARE:
        Continuing operations                                 $      (.51)     $       .34      $      (.14)     $       .15
        Discontinued operations                                      (.10)             .21              .01              .12
                                                              -----------      -----------      -----------      -----------
                                                              $      (.61)     $       .55      $      (.13)     $       .27
                                                              -----------      -----------      -----------      -----------

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